For the fiscal period ended 06/30/02
File number 811-03623

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   Diversified Conservative Growth Portfolio

1.   Name of Issuer
	El Paso Corporation BD

2.   Date of Purchase
	01/08/2002

3.   Number of Securities Purchased
	3,831

4.   Dollar Amount of Purchase
	$380,000

5.   Price Per Unit
	$99.17

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Credit Lyonnais Securities

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER


ABN AMRO
BNP Paribas
Credit Lyonnais Securities
J.P. Morgan Securities




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